UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2017

International Paper Company

(Exact name of registrant as specified in its charter)

New York	1-3157	13-0872805
(State or other jurisdiction of incorporation)	Commission file number	(IRS Employer Identification No.)

6400 Poplar Avenue, Memphis, Tennessee	38197
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (901) 419-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

The information in Item 7.01 of this Report, including the exhibit, is being furnished pursuant to Item 7.01 of Form 8-K and General Instruction B.2 thereunder. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS.

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2017, International Paper Company (the “Company”) entered into a class action settlement agreement (the “Settlement Agreement”) with the plaintiffs in the lawsuit captioned Kleen Products LLC et al. v. International Paper Co. et al. (N.D. Ill.) (the “Lawsuit”), which was filed in September 2010 and is pending in the United States District Court for the Northern District of Illinois (the “District Court”).

Eight containerboard producers, including the Company, Temple-Inland Inc. and Weyerhaeuser Company (the “IP Defendants”), were named as defendants in the Lawsuit, which alleges a civil violation of Section 1 of the Sherman Act. In particular, the Lawsuit alleges that the defendants conspired to limit the supply and thereby increase prices of containerboard products during the period from February 15, 2004, through November 8, 2010 (the “Class Period”). In March 2015, the District Court certified a plaintiff class consisting of all persons who purchased containerboard products directly from any defendant for use or delivery in the United States during the Class Period.

Under the Settlement Agreement, the Company has agreed to pay $354 million into a settlement fund in return for a dismissal of the IP Defendants and release of all claims that were asserted or could be asserted against the IP Defendants in the Lawsuit or that are related to or arise from the direct purchase of containerboard products from the IP Defendants by the class members from the beginning of time up to preliminary approval of the Settlement Agreement by the District Court (the “Settlement Period”). This payment is not required to occur until the later of August 1, 2017, and preliminary approval of the Settlement Agreement by the District Court. The release of claims includes all alleged damages incurred during the Settlement Period. Any attorneys’ fees awarded by the District Court and all costs of notice and claims administration will be paid from the settlement fund.

The Settlement Agreement is subject to approval by the District Court. If the District Court preliminarily approves the settlement, the Settlement Agreement provides for a period of time during which class members will be notified of the settlement and given an opportunity to file a claim form to receive a settlement payment, object to the settlement or do nothing. We expect that the District Court will schedule a fairness hearing to occur after the notice period, at which the parties will request final approval of the settlement and at which any objectors to the settlement will be heard. If the District Court gives final approval to the settlement, the release will be effective as to all class members regardless of whether they filed a claim form and received a payment.

The Company will record a reserve for the Lawsuit in the amount of the settlement, which will result in a pre-tax charge of $354 million ($219 million, net of tax) in the second quarter of 2017.

A copy of the Settlement Agreement will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending June 30, 2017.

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements. These statements reflect Company management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to (i) the receipt of court approval for the settlement; (ii) industry conditions; (iii) global economic conditions and political changes; and (iv) other factors that can be found in the Company’s press releases and Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

SECTION 7. REGULATION FD.

Item 7.01. Regulation FD Disclosure.

On June 27, 2017, the Company issued a press release announcing the Settlement Agreement described above under Item 1.01. Attached as Exhibit 99.1 and incorporated herein by reference is a copy of the press release.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release of International Paper Company dated June 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Paper Company

Date: June 27, 2017	By:	/s/ SHARON R. RYAN
Name: Sharon R. Ryan
Title: Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of International Paper Company dated June 27, 2017.

E-1